EXHIBIT 10.42

THIRD AMENDMENT TO LICENSE AGREEMENT

THIS THIRD AMENDMENT TO LICENSE AGREEMENT (hereinafter referred to as this “Third Amendment”) is made and entered into this 1A/4” day of August, 2005, by and between GEORGIA TECH RESEARCH CORPORATION, a non-profit corporation organized and existing under the laws of the State of Georgia and with offices at Georgia Institute of Technology, 505 Tenth Street, Atlanta, Georgia 30332-0415 (hereinafter referred to as “GTRC”), and SaluMedica, LLC, a Georgia corporation with offices at 112 Krog Street, Suite 4, Atlanta, Georgia 30307 (hereinafter referred to as “SM”), formerly known as Restore Therapeutics, Inc.

W I T N E S S E T H:

WHEREAS, GTRC and SM entered into that certain License Agreement, dated the 5th day of March, 1998, pursuant to which GTRC granted SM certain rights in and to an invention entitled “Poly (Vinyl Alcohol) Cryogel” and the methods employed in the production thereof (hereinafter referred to as the “Invention”), which is the subject of GTRC Invention Disclosure No. 1837, (hereinafter referred to as “License Agreement”) and incorporated herein by reference; and

WHEREAS, GTRC and SM entered into the FIRST AMENDMENT TO LICENSE AGREEMENT on the 18th day of November, 1998; and

WHEREAS, GTRC and SM entered into the SECOND AMENDMENT TO LICENSE AGREEMENT on the 28th day of February, 2005; and

WHEREAS, GTRC and SM have agreed to further amend the terms of said License Agreement in order to give SM the ability to further commercialize the Technology (as defined in the License Agreement); and

NOW THEREFORE, in consideration of mutual covenants and agreements set forth herein and the sum of one dollar ($1.00) paid to GTRC by SM, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, GTRC and SM do hereby mutually agree to amend the License Agreement as follows:

1. Subsection 2.1 of the License Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting a new first sentence in lieu thereof as follows:

“2.1 With respect to the Technology and to the full extent of GTRC’s rights therein, GTRC hereby grants to SM an exclusive, transferable, royalty-free license, with a right of sublicense, to make, have made, sell, offer for sale, distribute, have distributed, promote, develop, modify, and use Products throughout the Territory.”

2. Subsection 4.1 of the License Agreement as modified by Section 1 of the Second Amendment to License Agreement is hereby amended by deleting it in its entirety and inserting a new Subsection 4.1 in lieu thereof as follows:

“4.1 Subject to the provisions of this Article 4, the rights granted to SM in Article 3 may be sublicensed (any such sublicense grant by SM being herein called a “Tier 1 Sublicense”) and further sublicensed without limit. Each sublicense granted by a holder of a Tier 1 Sublicense is herein called a “Tier 2 Sublicense;” and each sublicense grant by a holder of a Tier 2 Sublicense is herein called a “Tier 3 Sublicense” and so on. Any Tier 3 Sublicense or further sublicense(s) below a Tier 3 Sublicense shall require delivery of a notice to GTRC along with a one-time payment per sublicense in the amount of $50,000 made payable to GTRC within thirty (30) days upon execution of such sublicense.”

3. The following text is hereby added to the License Agreement as Subsection 4.4:

“4.4 GTRC acknowledges that SM has granted or will grant a sublicense to SpineMedica Corp., a Florida corporation (“SpineMedica”), to, among other things, practice and use the Technology pursuant to the terms set forth in a license agreement (the “Sublicense Agreement”). In accordance with the Sublicense Agreement, the license between SM and SpineMedica is, among other things, an exclusive, worldwide, fully-paid, royalty-free, irrevocable license, with unlimited right to sublicense, to practice and use the Technology in the field of use consisting of all neurological and orthopedic uses, including muscular and skeletal uses, related to the human spine (the “Spine Field of Use”); provided, however, that the irrevocable license between SaluMedica and SpineMedica pertains only to the license grant under the Sublicense Agreement and does not affect GTRC’s rights to revoke the license granted to SaluMedica under this License Agreement. GTRC covenants that if this License Agreement is terminated for any reason other than pursuant to Subsection 18.1, including termination resulting from the dissolution, liquidation or winding down of SM, GTRC shall grant a license to SpineMedica (or its successors or assigns) to practice and use the Technology in the Spine Field of Use on substantially the same terms as the license granted to SM under this License Agreement.”

4. Subsection 19.1 of the License Agreement is hereby amended by inserting the following text after the address for SM:

“If this License Agreement is terminated for any reason other than pursuant to Subsection 18.1, then GTRC shall deliver a copy of such notice to SpineMedica at the following address:

SpineMedica Corp.

1234 Airport Road, Suite 105

Destin, Florida 32541

Attention: President Facsimile: (805) 650-2213”

Except as amended by the First and Second Amendments, all of the terms and conditions of the License Agreement, as originally drafted, shall remain in full force and effect.

IN WITNESS WHEREOF, SM and GTRC have caused this Third Amendment of License Agreement to be executed by their duly authorized officers on the day and year first written above.

SALUMED LLC		GEORGIA TECH RESEARCH CORPORATION

By:	/s/ Eric D. Ranney	By:	/s/ Lauren MacLanahan
	Eric D. Ranney, Manager	Name:	/s/ Lauren MacLanahan
		Title:	Technology Licensing Associate

By:	/s/ Robert B. Braden	By:	/s/ G. Duane Hutchinson
	Robert B. Braden, Manager	Name:	G. Duane Hutchinson
		Title:	Asst. Secretary & Ass. Treasurer